SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Regions Morgan Keegan Select Funds on behalf of Regions Morgan Keegan Select Aggressive Growth Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Government Money Market Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Limited Maturity Government Fund, Regions Morgan Keegan Select Strategic Equity Fund, Regions Morgan Keegan Select Treasury Money Market Fund, Regions Morgan Keegan Select Value Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 5/31/03 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 24, 2003

/s/ Peter J. Germain

Title: President, Principal Executive Officer



Dated: July 24, 2003

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.